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EXHIBIT 16.1


                              [GRANT THORNTON LLP]


                                  May 11, 1999


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                      Re: International Microcomputer Software, Inc. File No.: 0-15949

Dear Sir/Madam:

               We have read Item 4 of the Form 8-K of International Microcomputer Software, Inc. dated May 11, 1999, and agree with the statements contained therein, except for the information contained in the first paragraph, and the first sentence of the second paragraph, about which we have no knowledge.

                                            Very truly yours,


                                            Grant Thornton LLP


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